Exhibit 99.1

May 9, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK and ONEOK Partners to Participate in
Citi Global Energy and Utilities Conference
TULSA, Okla. – May 9, 2013 -- ONEOK, Inc. (NYSE:OKE) and ONEOK Partners, L.P. (NYSE: OKS) will present at the Citi Global Energy and Utilities Conference on Wednesday, May 15, 2013, in Boston, Mass.

Pierce H. Norton II, executive vice president, commercial, ONEOK and ONEOK Partners, will present at the conference on Wednesday, May 15, 2013, at 8:45 a.m. Eastern Daylight Time (7:45 a.m. Central Daylight Time).

The conference will be webcast and will be accessible on ONEOK and ONEOK Partners’ websites, www.oneok.com, www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The company will also post the presentation on its website on Tuesday, May 14, 2013 beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.3 percent of ONEOK Partners, L.P. (NYSE: OKS) as of March 31, 2013, one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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